Exhibit 10.9

PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT (this “Patent Security Agreement”) is entered into as of February 23, 2023 by and between ABVC BIOPHARMA, INC., a Nevada corporation (the “Grantor”) and LIND GLOBAL FUND II LP (the “Lender”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Securities Purchase Agreement dated as of the date hereof, by and between the Grantor and the Lender (as amended and in effect from time to time, the “SPA”), and that certain Senior Convertible Promissory Note, dated the date hereof, from the Grantor in favor of the Lender (as amended and in effect from time to time, the “Note”), the Lender has agreed to make certain financial accommodations available to the Grantor pursuant to the terms and conditions thereof; and

WHEREAS, the Lender is willing to make the financial accommodations to the Grantor as provided for in the SPA and the Note, but only upon the condition, among others, that the Grantor shall have executed and delivered to the Lender that certain Security Agreement, dated as of the date hereof (as from time to time amended, restated, amended and restated, supplemented or otherwise modified, the “Security Agreement”);

WHEREAS, pursuant to the Security Agreement, the Grantor has pledged and granted to the Lender a security interest in the Patent Collateral (as defined below); and

WHEREAS, in connection with the Security Agreement, the Grantor has agreed to execute and deliver this Patent Security Agreement in order to record the security interest granted to the Lender with the United States Patent and Trademark Office;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor hereby agrees as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, capitalized terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement. The term “Patents” means, collectively, (a) all of the patent and patent applications, whether United States or foreign, that are owned by the Grantor, or in which the Grantor has any right, title or interest, now or in the future, including but not limited to (i) the patents and patent applications listed on Schedule I hereto (as the same may be amended pursuant hereto from time to time), (ii) all letters patent of the United States or any other country, and all applications for letters patent of the United States or any other country; (iii) all re-issues, continuations, divisions, continuations-in-part, renewals or extensions thereof; (iv) the inventions disclosed or claimed therein, including the right to make, use, practice and/or sell (or license or otherwise transfer or dispose of) the inventions disclosed or claimed therein; and (v) the right (but not the obligation) to make and prosecute applications for such patents, (b) all past, present or future rights in, to and associated with the foregoing throughout the world, whether arising under federal law, state law, common law, foreign law or otherwise, including the following: all such rights arising out of or associated with the registrations of the foregoing items set forth in clause (a), the right (but not the obligation) to register claims under any state, federal or foreign patent law or regulation; the right (but not the obligation) to sue or bring opposition or cancellation proceedings in the name of the Grantor or the Lender for any and all past, present and future infringements or dilution of or any other damages or injury to the foregoing or any associated goodwill, and the rights to damages or profits due or accrued arising out of or in connection with any such past, present or future infringement, dilution, damage or injury; and (c) any license rights related to the foregoing.

SECTION 2. Grant of Security Interest in Patent Collateral. The Grantor hereby pledges, collaterally assigns and grants to the Lender to secure the prompt and complete payment and performance of the Obligations, a security interest (referred to in this Patent Security Agreement as the “Security Interest”) in all of the Grantor’s right, title and interest in, to and under the following, whether now owned or hereafter acquired or arising (collectively, the “Patent Collateral”):

(a)	all of its Patents and licenses with respect to Patents to which it is a party including those referred to on Schedule I;

(b)	each license with respect to Patents; and

(c)	all products and proceeds (as that term is defined in the UCC) of the foregoing, including any claim by the Grantor against third parties for past, present or future (i) infringement or dilution of any Patent or any Patents exclusively licensed under any license, including right to receive any damages, or (ii) right to receive license fees, royalties, and other compensation under any license with respect to Patents.

SECTION 3. Security for Obligations. This Patent Security Agreement and the Security Interest created hereby secures the payment and performance of the Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Patent Security Agreement secures the payment of all amounts which constitute part of the Obligations and would be owed by the Grantor to Lender, whether or not they are unenforceable or not allowable due to the existence of an insolvency proceeding involving the Grantor.

SECTION 4. Security Agreement. The Security Interest granted pursuant to this Patent Security Agreement is granted in conjunction with the security interests granted to the Lender pursuant to the Security Agreement. The Grantor hereby acknowledges and affirms that the rights and remedies of the Lender with respect to the Security Interest in the Patent Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. To the extent there is any inconsistency between this Patent Security Agreement and the Security Agreement, the Security Agreement shall control.

SECTION 5. Authorization to Supplement. If the Grantor shall obtain rights to any new Patents, the provisions of this Patent Security Agreement shall automatically apply thereto. The Grantor hereby authorizes the Lender unilaterally to modify this Patent Security Agreement by amending Schedule I to include any such new patent rights of the Grantor. Notwithstanding the foregoing, no failure to so modify this Patent Security Agreement or amend Schedule I shall in any way affect, invalidate or detract from the Lender’s continuing security interest in all Collateral (including the Patent Collateral), whether or not listed on Schedule I.

SECTION 6. Counterparts. This Patent Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Patent Security Agreement by signing and delivering one or more counterparts.

SECTION 7. Governing Law. This Patent Security Agreement and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Patent Security Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of Nevada.

[signature pages follow]

IN WITNESS WHEREOF, the Grantor has caused this Patent Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

GRANTOR:	ABVC BIOPHARMA, INC.

By:
Name:
Title:

Accepted and Agreed:

LIND GLOBAL FUND II LP
as Lender

By: LIND GLOBAL PARTNERS II LLC, its

general partner

By:
Name:	Jeff Easton
Title:	Managing Member

SCHEDULE I
to
PATENT SECURITY AGREEMENT
PATENT REGISTRATIONS AND PATENT APPLICATIONS

Registrations:

Patent	Registration No.	Registration Date

Applications:

Patent	Application No.	Application Date